Exhibit 10.33(b)

COMPLETION GUARANTY AGREEMENT

In order to induce U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent under the Construction Loan Agreement for the Lenders therein (hereinafter, together with its successors and assigns, referred to as the "Bank"), to make advances to ARRABELLE AT VAIL SQUARE, LLC, a Colorado limited liability company (hereinafter referred to as the "Borrower"), in connection with a construction loan, pursuant to and in accordance with a Construction Loan Agreement, dated as of even date herewith, by and between the Borrower and the Bank (hereinafter referred to as the "Construction Loan Agreement") and evidenced by one or more promissory notes of even date herewith in the maximum aggregate principal amount not to exceed $175,000,000 (hereinafter referred to, collectively, as the "Note"), the undersigned, THE VAIL CORPORATION, a Colorado corporation (hereinafter referred to as the "Guarantor"), hereby agrees as follows pursuant to this Completion Guaranty Agreement (this "Guaranty"):

1. Subject to the terms hereof, the Guarantor unconditionally and absolutely guarantees to the Bank, following an Event of Default by Borrower, completion of construction of the Improvements (as defined in the Construction Loan Agreement) in the manner required by the Construction Loan Agreement, the Note and the other documents and instruments executed in connection therewith (all of the foregoing being hereinafter collectively referred to as the "Loan Documents"). Specifically, following an Event of Default under the Loan Documents by Borrower and written request to Guarantor from Bank for performance hereunder, the Guarantor agrees:

(a) to perform, complete, and pay for the construction of the Improvements in accordance with the Plans and Specifications, as such Plans and Specifications have been or may be modified or amended from time to time, within the time period allotted therefor (if any) including all extensions thereof, and to pay all costs of said construction and all costs associated therewith if the Borrower shall fail to perform or complete such work as required by the Construction Loan Agreement;

(b) provided that such actions by the Bank are authorized pursuant to the Loan Documents and provided Guarantor has failed to perform its obligations pursuant to Paragraph 1(a) hereof and such failure is not cured within thirty (30) days after written notice from the Bank), to reimburse the Bank for all costs and expenses incurred by the Bank in taking possession of the property described in the deed of trust securing the Note (hereinafter referred to as the "Property") and constructing the Improvements (whether in whole or in part) in accordance with the Plans and Specifications as approved at the time the Bank takes possession of the Property subject to such modifications thereto as Bank shall determine are reasonably necessary provided that the same shall not materially increase Guarantor's obligations hereunder (unless as a result of unforeseen site conditions which have been confirmed by an engineer reasonably acceptable to Guarantor), including, without limitation, any sums expended in excess of the principal amount of the Note and whether or not construction is actually completed;

(c) if any mechanic's or materialman's liens should be filed, or should attach, with respect to the Property by reason of the construction undertaken pursuant to the Construction Loan Agreement, to cause the removal of such liens within 45 days after the recording thereof, or the posting of security against the consequences of their possible foreclosure and the procurement of title insurance policies or endorsements insuring the Bank against the consequences of the foreclosure or enforcement of such liens, if the Borrower shall fail to take such actions;

(d) to pay the costs and fees of all contractors, architects and engineers employed by the Borrower or the Bank (to the extent permitted under the Loan Documents) to complete the Improvements if said costs and fees are not paid by the Borrower;

(e) to pay the premiums for all policies of insurance required to be furnished by the Borrower pursuant to the Construction Loan Agreement if such premiums are not paid by the Borrower and written request from Lender has been given to Guarantor in connection with any of the foregoing provisions of this Paragraph 1; and

(f) to pay all of the Bank's reasonable costs and expenses, including, without limitation, attorney's fees, incurred in the enforcement of this Guaranty and the provisions of the Loan Documents covered by this Guaranty.

2. Without in any way limiting the generality of the foregoing, following written request from Bank for performance by Guarantor hereunder to complete construction of the Improvements, Bank shall make available any undisbursed Commitments which are not subject to legal impairment to disbursement pursuant to a court order, a mechanic's or materialman's lien, a bankruptcy proceeding or notice to disburser and which have been designated in the Project Budget for the payment of Project Costs directly related to the construction of the Improvements. Such funds shall be disbursed only upon satisfaction by Guarantor of all requirements for disbursement set forth in the Construction Loan Agreement and in accordance with the disbursement procedures set forth in the Construction Loan Agreement, and any amendments thereof, except that Guarantor shall not be required to satisfy Borrower's requirements set forth in Sections 6.01 (d) and 6.02 (a) and (c)(i), (or to cure any Events of Default by Borrower in connection with the matters addressed in those sections) nor shall Guarantor be obligated to repay to Bank and Lenders the Loans. In connection with Guarantor's obligations hereunder, Guarantor shall be entitled to all rights of Borrower under the Construction Loan Agreement to reallocate the Borrower Contingency Fund so long as Guarantor has satisfied the requirements set forth in the preceding sentence. In the event that Guarantor does not satisfy all of the requirements for disbursement of Loans set forth hereinaboveor does not comply with the disbursement procedures set forth in the Construction Loan Agreement in any material respect (and such failure is not cured within ten (10) days after request by Bank), or any representation warranty or certification made by Guarantor in the Representation Agreement shall prove to be false or misleading: (i) Bank shall have no further obligation to disburse any portion of the Commitments to Guarantor; (ii) Bank may pursue whatever remedies it may have available at law or in equity for breach of such terms and conditions; and (iii) at Bank's option, to be exercised in its sole discretion, Guarantor shall perform the Completion Obligations at its sole cost and expense without any right or recourse to any portion of the Commitments or Bank may complete the Project itself or cause the Project to be completed by a third party and charge the entire cost thereof to Guarantor. In connection with the Guarantor's obligations hereunder, whenever it is necessary for Guarantor to cure an Event of Default in order to satisfy any such requirement or procedure for disbursements described herein, Guarantor shall have such time to cure an Event of Default as may be granted by Bank, in its sole discretion, but in no event less than ten (10) Business Days after Guarantor receives a request from Bank under Paragraph 1 for performance hereunder.

3. This is a guaranty of performance and not of collection, and the Bank shall not be required to take any action against the Borrower (other than providing such notice to Borrower as is required hereunder or by the Construction Loan Agreement) or resort to any other security given for the performance of the Borrower's obligations as a precondition to the obligations of the Guarantor hereunder. Nothing herein shall constitute a guaranty of repayment of the Loan by Guarantor.

4. The Bank, in its sole discretion, following the delivery of such notice to Borrower as is required hereunder or by the Construction Loan Agreement, may proceed to exercise any right or remedy which the Bank may have under this Guaranty or the Representation Agreement without pursuing or exhausting any right or remedy which it may have against the Borrower, against any other guarantor or against any other person or entity, and the Bank may proceed to exercise any right or remedy which the Bank may have under this Guaranty without regard to any actions or omissions of the Borrower or any other person or entity.

5. The Guarantor authorizes the Bank, without notice to the Guarantor and without impairing the liability of the Guarantor hereunder, to exercise the Bank's right to complete construction in accordance with the Construction Loan Agreement pursuant to the Plans and Specifications, and, subject to Paragraph 1(b), to add expenses incurred during the course of such completion to the Borrower's principal obligations under the Loan (as defined in the Construction Loan Agreement). The Guarantor acknowledges that the Bank has no obligation to exercise such right, and that the Bank is entitled to make expenditures toward completion without actually completing construction. The Guarantor waives any claims, rights or defenses resulting from (a) the Bank's proper exercise of its right to complete construction, and (b) the Bank's failure to complete construction. The Guarantor agrees that appropriate expenses to complete construction in accordance with Paragraph 1(b) hereof, include, without limitation, payments to release liens, payments to contractors, laborers, materialmen and suppliers, purchase of equipment, services of experts, interest on amounts advanced, and all additional categories of expense, both hard and soft, set forth on the Project Budget defined in and attached to the Construction Loan Agreement.

6. The obligations of the Guarantor hereunder shall be direct and independent of any obligations of the Borrower to the Bank and absolute and unconditional irrespective of the validity, legality or enforceability of any of the Loan Documents, or any other circumstances (except for those actions of the Bank in violation of the Loan Documents or applicable law) which might otherwise constitute a legal or equitable discharge of a surety or guarantor (including, without limitation, the finding or conclusions of any proceeding under the federal Bankruptcy code or of similar present or future federal or state law), it being agreed that the obligations of the Guarantor hereunder shall not be discharged except by payment or performance as herein provided.

7. From and after the date that Guarantor satisfies the requirements for disbursements of Loans as set forth in paragraph 2 hereof, and so long as there shall occur no other Event of Default, interest shall accrue on the outstanding principal balance of the Loans at the LIBOR--Based Rate . In addition, Bank agrees to forbear pursuit of remedies against Borrower for Events of Default during any period of time that Guarantor is performing its obligations hereunder and satisfying the requirements for disbursement of Loans pursuant paragraph 2 hereof.

8. Without limiting the generality of Paragraph 5 above, the Guarantor hereby consents and agrees that, at any time and from time to time:

(a) any action may be taken under any of the Loan Documents in the exercise of any remedy, power or privilege therein contained (including, without limitation, the acceleration of the maturity of the Note) or otherwise with respect thereto, or such remedy, power or privilege may be waived, omitted, or not enforced;

(b) the time for the Borrower's performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any of the Loan Documents may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to;

(c) any of the Loan Documents (except this Guaranty), or any terms thereof may be amended or modified in any respect (including without limitation, with respect to interest on the Note); and

(d) the Guarantor waives any rights it might otherwise have under Colorado Revised Statutes §§ 13--50--102 or 13--50--103 (or under any corresponding future statute or rule of law in any jurisdiction) by reason of any release of fewer than all of the guarantors of the obligations of the Guarantor hereunder, all in such manner and upon such terms as the Bank may deem proper, and without notice to or further assent from the Guarantor, and all without affecting this Guaranty or the obligations of the Guarantor hereunder, which shall continue in full force and effect until all of the obligations of the Guarantor hereunder shall have been fully paid and performed.

9. The Guarantor hereby waives notice of acceptance of this Guaranty, presentment, demand, protest, notice of the occurrence of an event of default under the Loan Documents and any other notice of any kind whatsoever, with respect to any or all of the obligations of Guarantor hereunder and promptness in making any claim or demand hereunder; but no act or omission of any kind shall in any way affect or impair this Guaranty.

10. The Guarantor hereby represents and warrants as follows:

(a) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated in the first paragraph hereof and has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, this Guaranty.

(b) The execution, delivery and performance of this Guaranty by Guarantor will not (i) require any consent or approval of any person, (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Guarantor, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Guarantor is a party or by which Guarantor or its properties may be bound or affected; and the Guarantor is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

(c) This Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against Guarantor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws or equitable principles relating to or affecting the rights of creditors and general principles of equity.

(d) There are no actions, suits or proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting it or any of its assets before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Guarantor, would have a material adverse effect on any of his financial condition, properties, or operations.

(e) No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by the Guarantor of this Guaranty.

11. No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No amendment, modification, termination, or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank (and Guarantor as to any modification or amendment of this Guaranty), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

12. All notices, requests, demands, statements, authorizations, approvals, directions and other communications provided for herein shall be given or made in writing and shall be deemed sufficiently given or served for all purposes as of the date (i) when hand delivered (provided that delivery shall be evidenced by a receipt executed by or on behalf of the addressee), (ii) one (1) Business Day after being sent by reputable overnight courier service (with delivery evidenced by written receipt), or (iii) with a simultaneous delivery by one of the shall mean in clause (i) or (ii) above, by facsimile, when sent, with confirmation and a copy sent by first class mail, in each case addressed to the intended recipient at the address specified below; or, as to any party, at such other address as shall be designated by such party in a notice to each other party hereto. Guarantor shall only be required to send notices, requests, demands, statements, authorizations, approvals, directions and other communications to Bank on behalf of all of the Lenders.

If to Guarantor: The Vail Corporation

137 Benchmark Road

Avon, Colorado 81620

Attention: Jeffrey W. Jones

Facsimile: 970--845--2555

With a copy to: Holme Roberts & Owen LLP

1700 Lincoln Street, Suite 4100

Denver, Colorado 80203

Attention: Robert H. Bach, Esq.

Facsimile: 303--866--0200

If to Bank: U.S. Bank National Association

DN--CO--BB5R

918 Seventeenth Street, 5th Floor

Denver, Colorado 80202

Attention: Mr. Matthew Carrothers

Facsimile: 303--585--4198

With a copy to: U.S. Bank National Association

Capital Markets Group

14241 Dallas Parkway

Suite 490

Dallas, Texas 75274

Attention: Mr. Huvishka Ali

Facsimile: 972--386--8370

With a copy to: Snell & Wilmer L.L.P.

1200 Seventeenth Street, Suite 1900

Denver, Colorado 80202

Attention: Thomas L. DeVine, Esq.

Facsimile: 303--634--2020

Bank or Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

13. The Guarantor hereby waives and agrees not to assert or take advantage of any duty on the part of the Bank to disclose to the Guarantor any facts Bank may now or hereafter know about the Borrower, regardless of whether the Bank has reason to believe that any such facts materially increase the risk beyond that which the Guarantor intends to assume or has reason to believe that such facts are unknown to the Guarantor or has a reasonable opportunity to communicate such facts to the Guarantor, it being understood and agreed that the Guarantor is fully responsible for being and keeping informed of the financial condition of the Borrower and of any and all circumstances bearing the risk of non--payment on any obligations hereby guaranteed.

14. The Guarantor will file all claims against the Borrower in any bankruptcy or other similar proceedings in which the filing of claims is required by law upon any indebtedness of the Borrower to the Guarantor and will assign to the Bank all rights of the Guarantor thereunder. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Bank the full amount thereof and to the full extent necessary for that purpose, the Guarantor hereby assigns to the Bank all of the Guarantor's rights to any such payments or distributions to which the Guarantor would otherwise be entitled; provided that the Bank shall thereafter be obligated to deliver to Guarantor any payments or distributions so received by the Bank in excess of the amounts due from Guarantor to the Bank hereunder.

15. Except to the extent permitted by the Loan Agreement, to the extent that the Guarantor receives any payments, distributions or any other consideration with respect to any shares, debentures or partnership interests of the Borrower however described, the Guarantor shall immediately pay over and deliver such payments, distributions or other consideration to the Bank to the extent that such payments, distributions or other consideration were made in contravention of the Loan Documents.

16. By execution hereof, the Guarantor certifies to the Bank that the Guarantor has received a copy of the Construction Loan Agreement and all other Loan Documents in execution form and represents that Guarantor is knowledgeable of the contents thereof.

17. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

18. The Guarantor hereby represents and agrees that this is a continuing guaranty and (a) shall remain in full force and effect until the Loan has been repaid in full and the Commitments terminated or until such time as the Project reaches Completion (as defined in the Construction Loan Agreement), so long as sufficient Loan funds remain available under the Loan Budget to cover all of the punch list items remaining to be completed and thereupon Bank shall provide written confirmation to Guarantor of termination hereof in such form as is reasonably requested by Guarantor, (b) shall be governed by, and construed in accordance with, the laws of the State of Colorado, (c) shall be binding upon the Guarantor, its successors, and assigns, and (d) shall inure to the benefit of and be enforceable by the Bank and its respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (d), the Bank may assign or otherwise transfer the Note held by it to any other person or entity, and such subsequent holder of the Note shall thereupon become vested with all the powers and rights in respect thereof granted to the Bank herein or otherwise.

19. The Guarantor shall furnish to the Bank as and when required by the Construction Loan Agreement the financial statements required to be furnished by the Guarantor.

20. The Guarantor shall indemnify and hold the Bank harmless from any loss, cost, claim or expense (including, without limitation, attorneys' fees) suffered by the Bank as the result of a claim by third party arising from any failure by the Borrower to return any earnest money deposits made by purchasers under the Purchase Contracts (as defined in the Construction Loan Agreement) as required by the terms of such Purchase Contracts. Guarantor's liability under this Paragraph 20 is in addition to the sums referenced in Paragraph 1 above.

21. Both the Guarantor and the Bank hereby waives any right to jury trial of any claim, cross--claim or counter--claim relating to or arising out of or in connection with this Guaranty.

22. FOR PURPOSES OF ANY ACTIONS RELATING TO THIS GUARANTY, THE GUARANTOR AND THE BANK CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF COLORADO.

23. This Guaranty may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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SIGNED AND DELIVERED as of the 31st day of January, 2006.

GUARANTOR:
THE VAIL CORPORATION, a Colorado corporation
By:	----------------------------------------------------------
Name:	----------------------------------------------------------
Title:	----------------------------------------------------------

BANK:
U.S. BANK NATIONAL ASSOCIATION, a national banking association
By:	----------------------------------------------------------
Name:	Matthew W. Carrothers
Title:	Vice President